Update to Natus Medical First Quarter 2019 Financial Results

•	GAAP loss per share changed to $0.89 from $0.74

•	No change to non-GAAP earnings per share

PLEASANTON, Calif. (May 6, 2019) - Natus Medical Incorporated (NASDAQ: BABY) (the “Company” or “Natus”), a leading provider of medical devices and services, today announced an update to its previously announced financial results for the three months ended March 31, 2019. After the release of its financial results on April 25th, the Company identified non-cash currency translation adjustments and related tax effects that should have been accounted for in connection with the impairment charge for the divestiture of Medix. The additional impairment was identified through the Company's internal reconciliation process and resulted in an additional non-cash restructuring charge of $5.2 million, net of tax, related to deferred currency translation adjustments, for the three months ended March 31, 2019, resulting in a net loss of $30.0 million for the quarter (compared to $24.8 million previously reported) or $0.89 per share (compared to $0.74 per share previously reported). There was no impact to non-GAAP net income for the quarter. The financial statements within today's press release include the impact of this update, which will also be reflected in our Form 10-Q for the first quarter ending March 31, 2019. The Company also reclassified the assets and liabilities of Medix to held for sale on the balance sheet, which did not impact earnings per share.

Use of Non-GAAP Financial Measures

The Company presents in this release its non-GAAP net income, non-GAAP earnings per share, non-GAAP gross margin and non-GAAP operating margin results which exclude amortization expense associated with certain acquisition-related intangibles, restructuring charges, certain discrete items, direct costs of acquisitions, and the related tax effects. A reconciliation between non-GAAP and GAAP financial measures is included in this press release.

The Company believes that the presentation of results excluding these charges or gains provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and better reflects the ongoing economics of the Company's operations. The Company believes these non-GAAP financial measures facilitate comparison of operating results across reporting periods.

Specifically, the Company excludes the following charges, gains, and their related tax effects in the calculation of non-GAAP net income, non-GAAP earnings per share and non-GAAP operating expense: 1) Non-cash amortization expense associated with certain acquisition-related intangibles. The charges reflect an estimate of the cost of acquired intangible assets over their estimated useful lives. 2) Restructuring and other non-recurring charges. The Company has over time completed multiple acquisitions of other companies and businesses. Following an acquisition the Company will, as it determines appropriate, initiate restructuring events to eliminate redundant costs. Restructuring expenses, which are excluded in the non-GAAP items, are exclusively related to permanent reductions in our workforce and redundant facility closures. Other non-recurring costs are associated with the transition of the executive management team. These costs can include stock compensation from accelerated vesting of stock, severance payouts and related payroll expenses. 3) Certain discrete items. These items represent significant infrequent charges or gains that management believes should be viewed outside of normal operating results, and each significant discrete transaction is evaluated to determine whether it should be excluded from non-GAAP reporting. These items are specifically identified when they occur. 4) Direct costs of acquisitions. These are direct acquisition-related costs that occur when the Company makes an acquisition, such as professional fees, due diligence costs, and earn-out adjustments.

The Company applies GAAP methodologies in computing its non-GAAP tax provision by determining the annual expected effective tax rate after taking into account items excluded for non-GAAP financial reporting purposes.  The Company’s non-GAAP tax expense and its non-GAAP effective tax rate are generally higher than its GAAP tax expense and GAAP effective tax rate because the income subject to taxes would be higher due to the effect of the expenses excluded from non-GAAP financial reporting. The nature of each quarterly discrete transaction will be evaluated to determine whether it should be excluded from non-GAAP reporting.

The Company's management uses these non-GAAP financial measures in assessing the Company's performance and when planning, forecasting, and analyzing future periods and the Company believes that investors also benefit from being able to refer to these non-GAAP financial measures along with the GAAP operating results. These non-GAAP financial measures also facilitate management's internal comparisons to the Company's historical performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated.

About Natus Medical Incorporated

Natus is a leading provider of neurology, newborn care, and hearing and balance assessment healthcare products and services used for the screening, treatment and monitoring of common medical conditions in newborn care, hearing, balance impairment, neurological dysfunction, and sleep disorders.

Additional information about Natus Medical can be found at www.natus.com.

Forward-Looking Statements

This press release contains forward-looking statements, which are generally statements that are not historical facts. Forward-looking statements can be identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “will”, “outlook” and similar expressions. Forward-looking statements are based on management's current plans, estimates, assumptions and projections, and speak only as of the date they are made. These forward-looking statements include, without limitation, statements regarding creating a more efficient operating model, creating a stronger and more profitable company, enhancing focus on operational excellence, positioning the company for growth and driving long-term value for stakeholders. These statements relate to current estimates and assumptions of our management as of the date of this press release and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. The Company's future results could differ materially due to a number of factors, including the ability of the Company to realize the anticipated benefits from its new structure or from its consolidation strategy, effects of competition, the Company's ability to successfully integrate and achieve its profitability goals from recent acquisitions, the demand for Natus products and services, the impact of adverse global economic conditions and changing governmental regulations, including foreign exchange rate changes, on the Company's target markets, the Company's ability to expand its sales in international markets, the Company's ability to maintain current sales levels in a mature domestic market, the Company's ability to control costs, risks associated with bringing new products to market, and the Company's ability to fulfill product orders on a timely basis, as well as those factors identified under the heading Item 1A “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Natus disclaims any obligation to update information contained in any forward looking statement, except as required by law.

Natus Medical Incorporated
Drew Davies
Executive Vice President and Chief Financial Officer
(925) 223-6700
InvestorRelations@Natus.com

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(in thousands, except per share amounts)

	Quarter Ended
	March 31, 2019	March 31, 2018
Revenue	$114,757	$128,609
Cost of revenue	46,370	55,369
Intangibles amortization	1,756	1,587
Gross profit	66,631	71,653
Gross profit margin	58.1%	55.7%
Operating expenses:
Marketing and selling	33,729	35,872
Research and development	13,058	15,443
General and administrative	16,305	17,448
Intangibles amortization	3,786	4,806
Restructuring	37,372	812
Total operating expenses	104,250	74,381
Income (loss) from operations	(37,619)	(2,728)
Interest expense	(1,506)	(1,949)
Other income (expense)	(606)	128
Income (loss) before tax	(39,731)	(4,549)
Provision for income tax expense (benefit)	(9,730)	(1,401)
Net loss	$(30,001)	$(3,148)
Loss per share:
Basic	$(0.89)	$(0.10)
Diluted	$(0.89)	$(0.10)
Weighted-average shares:
Basic	33,590	32,760
Diluted	33,590	32,760

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	March 31,	December 31,
	2019	2018
ASSETS

Current assets:
Cash and investments	$53,423	$56,373
Accounts receivable	110,900	127,041
Inventories	82,866	79,736
Other current assets	26,793	22,625
Total current assets	273,982	285,775

Property and equipment	26,280	22,913
Current portion of operating lease right-of-use assets	18,982	—
Goodwill and intangible assets	279,595	287,097
Deferred income tax	19,165	22,639
Other assets	20,559	19,716
Total assets	$638,563	$638,140

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$25,103	$28,805
Short-term debt	35,000	35,000
Accrued liabilities	51,157	52,568
Deferred revenue	19,017	17,073
Current portion of operating lease liabilities	6,251	—
Liabilities and accrued impairment held for sale	24,786	—
Total current liabilities	161,314	133,446

Long-term liabilities:
Long-term debt	64,522	69,474
Deferred income tax	8,467	16,931
Operating lease liabilities	15,234	—
Other long-term liabilities	21,325	19,845
Total liabilities	270,862	239,696
Total stockholders’ equity	367,701	398,444
Total liabilities and stockholders’ equity	$638,563	$638,140

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(in thousands)

	Quarter Ended
	March 31, 2019	March 31, 2018
Operating activities:
Net loss	$(30,001)	$(3,148)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Provision for losses on accounts receivable	600	918
Depreciation and amortization	7,711	7,915
(Gain) loss on disposal of property and equipment	179	52
Warranty reserve	354	(1,125)
Share-based compensation	2,554	2,362
Impairment charge on held for sale entity	24,571	—
Changes in operating assets and liabilities:
Accounts receivable	15,555	(2,242)
Inventories	(4,616)	2,885
Prepaid expenses and other assets	(7,703)	(5,390)
Accounts payable	(3,436)	(622)
Accrued liabilities	(1,319)	3,319
Deferred revenue	1,982	1,314
Deferred income tax	62	87
Net cash provided by (used in) operating activities	6,493	6,325
Investing activities:
Purchases of property and equipment	(2,461)	(2,473)
Net cash used in investing activities	(2,461)	(2,473)
Financing activities:
Proceeds from stock option exercises and ESPP	268	577
Repurchase of common stock	—	(4,736)
Taxes paid related to settlement of equity awards	(1,567)	(19)
Principal payments of financing lease liability	(165)	—
Contingent consideration earn-out	—	(147)
Payments on borrowings	(5,000)	(25,000)
Net cash used in financing activities	(6,464)	(29,325)
Exchange rate changes effect on cash and cash equivalents	(518)	994
Net decrease in cash and cash equivalents	(2,950)	(24,479)
Cash and cash equivalents, beginning of period	56,373	88,950
Cash and cash equivalents, end of period	$53,423	$64,471

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP ADJUSTMENTS (unaudited)
(in thousands, except per share amounts)

	Quarter Ended
	March 31, 2019	March 31, 2018
GAAP based results:
Loss before provision for income tax	$(39,731)	$(4,549)

Non-GAAP adjustments:
Intangibles amortization (COGS)	1,756	1,587
Recall accrual and remediation efforts (COGS)	(255)	268
Restructuring and other non-recurring costs (COGS)	251	—
Direct costs of acquisitions (COGS)	83	2,408
Intangibles amortization (OPEX)	3,786	4,806
Direct costs of acquisitions (M&S)	17	22
Recall accrual and remediation efforts (R&D)	—	1,846
Direct costs of acquisitions (R&D)	46	46
Restructuring and other non-recurring costs (OPEX)	37,664	967
Direct costs of acquisitions (G&A)	45	2,391
Restructuring and other non-recurring costs (OI&E)	—	368
Litigation (OPEX)	687	242
Non-GAAP income before provision for income tax	4,349	10,402

Income tax expense, as adjusted	$1,241	$2,375

Non-GAAP net income	$3,108	$8,027
Non-GAAP earnings per share:
Basic	$0.09	$0.25
Diluted	$0.09	$0.24

Weighted-average shares used to compute
Basic non-GAAP earnings per share	33,590	32,760
Diluted non-GAAP earnings per share	33,709	33,149

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP ADJUSTMENTS (unaudited)
(in thousands, except per share amounts)

	Quarter Ended
	March 31, 2019	March 31, 2018
GAAP Gross Profit	$66,631	$71,653
Amortization of intangibles	1,756	1,587
Direct cost of acquisitions	83	2,408
Recall accrual and remediation efforts	(255)	268
Restructuring and other non-recurring costs	251	—
Non-GAAP Gross Profit	$68,466	$75,916
Non-GAAP Gross Margin	59.7%	59.0%

GAAP Operating Loss	$(37,619)	$(2,728)
Amortization of intangibles	5,542	6,393
Recall accrual and remediation efforts	(255)	2,114
Litigation	687	242
Restructuring and other non-recurring costs	37,915	967
Direct cost of acquisitions	191	4,867
Non-GAAP Operating Profit	$6,461	$11,855
Non-GAAP Operating Margin	5.6%	9.2%

GAAP Income tax benefit	$(9,730)	$(1,401)
Effect of accumulated change of pretax income	3,044	3,721
Effect of change in annual expected tax rate	(102)	(53)
Repatriation tax adjustment	(177)	188
Stock-based compensation adjustment	—	(80)
Restructuring expenses	8,206	—
Non-GAAP Income tax expense	$1,241	$2,375

	Quarter Ended	Year Ended
	June 30, 2019	December 31, 2019
GAAP EPS Guidance	$0.10 -$0.17	($0.25) - $0.02
Amortization of Intangibles	0.18	0.68
Restructuring and other non-recurring costs	0.01	1.16
Litigation	—	0.02
Direct cost of acquisitions	0.01	0.01
Tax effect	(0.05)	(0.45)
Non-GAAP EPS Guidance	$0.25 - $0.32	$1.17 - $1.44